INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-54250 of Islamic Global Equity Fund on Form N-1A of our report dated August 8, 2001 and to the reference to us under the heading " Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 8, 2001